UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 18, 2009
Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 18 Queen Street, Hamilton HM JX Bermuda	N/A

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In accordance with the Marketplace Rules of The NASDAQ Stock Market LLC (“Nasdaq”), on March 19, 2009, the Company notified Nasdaq that, as a result of the resignation of one of its independent directors, the Company was no longer in compliance with Nasdaq Marketplace Rule 4350(c), which requires that a majority of the Board of Directors be comprised of independent directors. The Company intends to appoint a new independent director to serve on the Board of Directors before the end of the cure period provided for by Nasdaq Marketplace Rule 4350(c).
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 18, 2009, T. Wayne Davis resigned as a member of the Company’s Board of Directors. Mr. Davis informed the Company that he had decided not to stand for re-election to the Board of Directors and determined to make his resignation effective immediately. Mr. Davis’ resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED
Date: March 19, 2009	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer